UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2015

INVENT Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

1930 Ocean Avenue, #205, Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2015, Invent Ventures, Inc. has accepted the resignation of Tim Symington as Chief Investment Officer. There were no disagreements related to the resignation of Mr. Symington.

Concurrent with the acceptance of Mr. Symington’s resignation, the Company agreed to enter into an indemnification agreement with Mr. Symington.  The indemnification agreement will provide, among other things, that the Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless Mr. Symington against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Mr. Symington reasonably incurs and that result from, arise in connection with or are by reason of Mr. Symington’s service as Chief Investment Officer in an any other capacity for the Company.  The Company agreed to enter into similar indemnification agreements with Aaron Moore and James Jago, the former Chief Operations Officer and Chief Financial Officer of the Company.  In January the company entered into a similar indemnification agreement with Bryan Engler, the Company’s former independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  May 1, 2015

/s/ Bryce Knight

Bryce Knight,

Chief Executive Officer